EXHIBIT 4(c)(i)
    ________________________________________________________________
    ________________________________________________________________



                           IES UTILITIES INC.
        (formerly known as Iowa Electric Light and Power Company)



                                   TO


                   THE FIRST NATIONAL BANK OF CHICAGO


                               as Trustee



                             ______________



                      Fourth Supplemental Indenture

                      Dated as of September 1, 1996

                             ______________


                                   TO


                 INDENTURE OF MORTGAGE and DEED OF TRUST

                      Dated as of September 1, 1993


    ________________________________________________________________
           FOURTH SUPPLEMENTAL INDENTURE, dated as of September 1, 1996 (the "Fourth Supplemental Indenture"), made by and between IES UTILITIES INC. (formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association organized and existing under the laws of the United States of America (the "Trustee"), as Trustee under the Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, hereinafter mentioned.

          WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust dated as of September 1, 1993, to the Trustee, for the security of the securities of the Company to be issued thereunder (the "Collateral Trust Bonds" or "Bonds"), and the said Indenture has been supplemented by three supplemental indentures, dated as of October 1, 1993, November 1, 1993, and March 1, 1995, which Indenture as so supplemented and to be hereby supplemented is hereinafter referred to as the "Indenture"; and

           WHEREAS, the Company desires to create a series of Collateral Trust Bonds to be issued under the Indenture, to be known as Collateral Trust Bonds, 7 1/4% Series Due 2006 (the "Collateral Trust Bonds of the 7 1/4% Series"); and

           WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, has duly resolved and determined to make, execute and deliver to the Trustee a Fourth Supplemental Indenture in the form hereof for the purposes herein provided; and

           WHEREAS, pursuant to Section 1401 of the Indenture, the Company may from time to time execute one or more supplemental indentures in order to better assure, convey and confirm unto the Trustee any property subject to the Lien of the Indenture; and

           WHEREAS, the Company desires to so assure, convey and confirm property described in Exhibit A to this Supplemental Indenture; and

           WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

           THAT IES UTILITIES INC., in consideration of the purchase and ownership from time to time of the Bonds created in the Fourth Supplemental Indenture and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

                                ARTICLE I

         DESCRIPTION OF COLLATERAL TRUST BONDS OF THE 7 1/4% SERIES

           SECTION 1. The Company hereby creates a new series of Bonds to be known as "Collateral Trust Bonds of the 7 1/4% Series." The Collateral Trust Bonds of the 7 1/4% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

           The commencement of the first interest period shall be September 27, 1996. The Collateral Trust Bonds of the 7 1/4% Series shall mature October 1, 2006, and shall bear interest at the rate of 7 1/4% per annum, payable semi-annually on the 1st day of April and the 1st day of October in each year, commencing on April 1, 1997. The person in whose name any of the Collateral Trust Bonds of the 7 1/4% Series is registered at the close of business on any record date (as hereinafter defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Collateral Trust Bonds of the 7 1/4% Series upon any transfer or exchange subsequent to the record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid as provided in Section 307 of the Indenture.

          The term "record date" as used in this Section with respect to any interest payment date shall mean the March 15 or September 15, as the case may be, next preceding the semi-annual interest payment date, or, if such March 15 or September 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, the City of New York, State of New York or in the City of Chicago, State of Illinois, are authorized by law to close, then the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          SECTION 2. The Collateral Trust Bonds of the 7 1/4% Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1,000, appropriately numbered. Subject to the terms and conditions set forth in the Indenture, the Collateral Trust Bonds of the 7 1/4% Series may be exchanged for one or more new Collateral Trust Bonds of the 7 1/4% Series or other authorized denominations, for the same aggregate principal amount, upon surrender thereof, to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

           Collateral Trust Bonds of the 7 1/4% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

           SECTION 3. The Collateral Trust Bonds of the 7 1/4% Series and the Trustee's Certificate of Authentication shall be substantially in the following forms respectively:

                         [FORM OF FACE OF BOND]

                           IES UTILITIES INC.
               COLLATERAL TRUST BOND, 7 1/4% SERIES DUE 2006.


 No. ________                                                $_________


          IES UTILITIES INC., a corporation organized and existing under the laws of the State of Iowa (the "Company," which term shall include any successor corporation as defined in the Indenture hereinafter
referred   to),  for  value  received,  hereby  promises   to   pay   to
______________  or registered assigns, the sum of _____________  dollars on the 1st day of October, 2006, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from September 27, 1996, payable semi-annually, on the 1st day of April and October in each year, at the rate of 7 1/4% per annum, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. The interest so payable on any 1st day of April or October will, subject to certain exceptions provided in the Fourth Supplemental Indenture dated as of September 1, 1996, be paid to the person in whose name this Bond is registered at the close of business on the immediately preceding March 15th or September 15th, as the case may be. Except as otherwise provided in the Indenture, any such interest not paid or duly provided for shall forthwith cease to be payable to such person, and shall either be paid to the person whose name this Bond is registered at the close of business on a Special Record Date for the payment of such interest to be fixed by the Trustee, notice of which shall be given to holders of Bonds of  this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds of this
Series  may be listed, and upon such notice as may be required  by  such
exchange,  all  as  more  fully provided for in  said  Indenture.   Both
principal of, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

           This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The First National Bank of Chicago, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

           The provisions of this Bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, IES Utilities Inc. has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in this Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in this Indenture.


Dated ________________                  IES UTILITIES INC.


                                   By_____________________________
                                      Authorized Executive Officer

ATTEST:


_____________________________
Authorized Executive Officer


            [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

           This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Fourth Supplemental Indenture dated as of September 1, 1996.

                                   THE FIRST NATIONAL BANK
                                   OF CHICAGO, Trustee


                                   By_____________________________
                                      Authorized Officer

                        [FORM OF REVERSE OF BOND]

           This  Collateral Trust Bond is one of a duly authorized issue of Collateral Trust Bonds of the Company in an aggregate principal amount of up to $60,000,000 of the series hereinafter specified, all issued and to be issued under and equally secured by an Indenture of Mortgage and Deed of Trust (the "Indenture"), dated as of September 1, 1993, executed by the Company to The First National Bank of Chicago, as
Trustee   (the   "Trustee"),  as  supplemented  by   four   supplemental
indentures, (including a Fourth Supplemental Indenture dated as of September 1, 1996), each executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Collateral Trust Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Collateral Trust Bonds are, and are to be, secured. The Collateral Trust Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Collateral Trust Bond of the 7 1/4% Series is one of a series designated as the "Collateral Trust Bonds of the 7 1/4% Series Due 2006" (the "Collateral Trust Bonds of the 7 1/4% Series") of the Company, in an aggregate principal amount of up to $60,000,000, issued under and secured by the Indenture and described in the Fourth Supplemental Indenture thereto dated as of September 1, 1996 (the "Fourth Supplemental Indenture") between the Company and the Trustee.

           The Collateral Trust Bonds of the 7 1/4% Series will not be redeemable prior to their maturity; provided, however, that such Bonds may be redeemed in whole at any time or in part from time to time, up on at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

           In case an Event of Default, as defined in the Indenture, shall occur, the principal of all the Collateral Trust Bonds of the 7 1/4% Series at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

           No reference herein to the Indenture and no provision of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Bond at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

           This Bond may be exchanged or transferred without expense to the registered owner hereof except that any taxes or other governmental charges that may be imposed in connection with such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege.

           Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the absolute owner hereof for all purposes, whether or not this Bond be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Collateral Trust Bonds or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being
expressly  agreed  and  understood  that  the  Indenture  and  all   the
Collateral Trust Bonds are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Collateral Trust Bonds.

                           [END OF BOND FORM]

                               ARTICLE II

                     ISSUE OF COLLATERAL TRUST BONDS

           SECTION 1. Pursuant to the terms of Section 401 of the Indenture, the Company hereby exercises the right to obtain the authentication of $60,000,000 principal amount of Collateral Trust Bonds.

           SECTION 2. Such Collateral Trust Bonds of the 7 1/4% Series may be authenticated and delivered prior to the filing for recordation of this Fourth Supplemental Indenture.

                               ARTICLE III

                               REDEMPTION

           The Collateral Trust Bonds of the 7 1/4% Series will not be redeemable prior to their maturity; provided, however, that such Bonds may be redeemed in whole at any time or in part from time to time, up on at least 30 days notice, at the redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, through application of cash received by the Trustee as a result of properties of the Company being taken by eminent domain or being sold to an entity possessing the power of eminent domain.

                               ARTICLE IV

                         DESCRIPTION OF PROPERTY

           To secure the payment of the principal of, premium, if any, and interest, if any, on all Collateral Trust Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee a security interest in, all right, title and interest of the Company in and to the property described in Exhibit A to this Fourth Supplemental Indenture.

           TO HAVE AND TO HOLD all said property hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, or in which a security interest has been granted by the Company in this Fourth Supplemental Indenture, unto the Trustee and its successors and assigns forever, but in trust nevertheless upon the trusts, for the purposes, and subject to all the exceptions and reservations, terms, conditions, provisions and restrictions of the Indenture, and for the equal and proportionate benefit and security of all present and future holders of the Collateral Trust Bonds, without any preference, priority or distinction of any one Collateral Trust Bond over any other Collateral Trust Bond by reason of priority in the issue or negotiation thereof or otherwise, except as may otherwise be expressly provided in the Indenture, but subject, however, to all the conditions, agreements, covenants, exceptions, limitations, restrictions and reservations expressed or provided in the deeds or other instruments of record affecting the property, or any part or portion thereof, insofar as the same are at the time of execution hereof in force and effect and permitted by law.

                                ARTICLE V

                               THE TRUSTEE

           The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

           The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Fourth Supplemental Indenture.

                               ARTICLE VI

                        MISCELLANEOUS PROVISIONS

           This Fourth Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   IES UTILITIES INC.


                                   By  /s/   James E. Hoffman
                                        James E. Hoffman
                                        Executive Vice President
ATTEST:


/s/   Stephen W. Southwick
Stephen W. Southwick
Secretary
                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, Trustee


                                   By
                                        John R. Prendiville
                                        Vice President
ATTEST:



Georgia E. Tsirbas
Assistant Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                   IES UTILITIES INC.


                                   By __________________________
                                       James E. Hoffman
                                       Executive Vice President
ATTEST:


____________________
Stephen W. Southwick
Secretary
                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, Trustee


                                   By  /s/   John R. Prendiville
                                        John R. Prendiville
                                        Vice President
ATTEST:


/s/   Georgia E. Tsirbas
Georgia E. Tsirbas
Assistant Vice President




STATE OF IOWA  )
               )  ss:
COUNTY OF LINN )



           On the 19th day of September, 1996, before me personally came James E. Hoffman, to me known, who, being by me duly sworn, did depose and say that he is the Executive Vice President of IES UTILITIES INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said corporation.



                                       /s/   Marcia K. Young
                                        Notary Public

                                        [Notarial Seal]




STATE OF ILLINOIS   )
                    )  ss:
COUNTY OF COOK      )



           On the 19th day of September, 1996, before me personally came John R. Prendiville to me known, who, being by me duly sworn, did depose and say that he is a Vice President of THE FIRST NATIONAL BANK OF CHICAGO, the national banking association described in and which executed the foregoing instrument; that he knows the seal of said national banking association; that the seal affixed to said instrument is the seal of said national banking association; that it was so affixed by authority of the Board of Directors of said national banking association, and that he signed his name thereto by like authority, acknowledging the instrument to be the free act and deed of said national banking association.




                                       /s/   Mietka T. Collins
                                        Notary Public

                                        [Notarial Seal]



                                EXHIBIT A

DESCRIPTION OF PROPERTY

     (a)  Lee County, filed 3-10-95, Book 95S, Page 15B3

The Southwest Quarter of the Northwest Quarter of the Northeast Quarter (SW1/4 NW1/4 NE1/4) of Section Twenty-seven (27), Township Sixty-five (65) North, Range Five (5) West of the Fifth Principal Meridian, City of Keokuk, Lee County, Iowa, except that part deeded to the State of Iowa for Highway purposes, reserving to grantors a right-of-way for road purposes not exceeding 40 feet in width from the existing highway entrance to property owned by grantors immediately South of the property conveyed. Said road right-of-way being on the westerly 40 feet of the property conveyed and parallel to the present highway.


     (b)  Marshall County, filed 3-20-95, I.D. 9504433

Lot 1 and Lot 3/10 of Tweed's Subdivision in the SW1/4 of Section 32, Township 84 North, Range 17 West of the 5th P.M., Marshall County, Iowa.


     (c)  Marshall County, filed 3-20-95, I.D. 9504434

Lot 2 and Lot 2 of Lot 10 of Tweed's Subdivision of the SW1/4 of Section 32, Township 84 North, Range 17 West of the 5th P.M., Marshall County, Iowa.


     (d)  Delaware County, filed 3-30-95, Book 54, Page 160

The East two hundred (200) feet of Lot Four (4) of West Commercial Subdivision Part of the Northwest Quarter (NW1/4) of the Northeast Quarter (NE1/4) of Section Thirty-One (31), Township Eighty-Nine North (89N), Range Five West (R5W) of the Fifth Principal Meridian, City of Manchester, Delaware County, Iowa, according to the plat recorded in Book 6 Plats, Page 113.


     (e)  Dallas County, filed 4-3-95, Book 784, Page 1000

The  North 32 feet of Lot 11 and Lot 12, Block 10, except the South  ten
(10) feet of the North 32 feet of the West 22 feet of Lot 11, Block 10, Town of Dexter, Iowa


     (f)  Buena Vista County, filed 4-25-95, Book 60, Page 842

Commencing at the Northeast (NE) corner of the Northeast Quarter (NE1/4) of Section Thirty-four (34), Township Ninety-three North (T-93-N), Range Thirty-five West (R-35-W) of the 5th P.M. in Buena Vista County, Iowa exclusive of Road Right of Way, this is the point of beginning thence West (W) Two Hundred feet (200'), thence South (S) Two Hundred feet (200'), thence East (E) Two Hundred feet (200'), thence North (N) Two Hundred feet (200') to the point of beginning containing point nine two (.92) acres more or less.


     (g)  Lee County, filed 5-2-95, Book 95S, Page 30B7

All that part of the West One-half of the Southwest Quarter of the Southeast Quarter (W1/2, SW1/4, SE1/4), Section Twenty-two (22), lying east of the US Highway 218 and 61 (Keokuk By-Pass Route) and south of the centerline of a sanitary sewer, of which the Northerly Twenty (20) feet is subject to a permanent sewer easement to the City of Keokuk, dated February 1984; the Northwest Quarter of the Northwest Quarter of the Northeast Quarter (NW1/4, NW1/4, NE1/4) Section Twenty-seven (27) and the West One Hundred Sixty-five (165) feet of the North One Hundred Thirty-two (132) feet of the Northeast Quarter of the Northwest Quarter of the Northeast Quarter (NE1/4, NW1/4, NE1/4), Section Twenty-seven (27), all located in Township Sixty-five (65) North, Range Five (5) West of the Fifth Principal Meridian, City of Keokuk, Lee County, Iowa, containing Twelve and Four-tenths (12.4) acres, more or less; AND further excepting therefrom the following: A parcel of land located in the
SW1/4, SE1/4 of Section 22, Twp 65N, R5W of the 5th Principal Meridian, Lee County, Iowa, more described as: Commencing at the Southwest corner of said Section 22; thence N 90 degree 00'E, 2707.9 ft. along the south line of the said Section 22 to the presently established easterly right of way line of Primary Road No. 22, the Point of Beginning; thence
N 03 degree 581/2`E, 290.4 ft.  along said right of way line; thence
N 02 degree 42'W, 55.1 ft. along said right  of way line; thence
S37 degree 471/2`E, 126.6 ft.; thence S00 degree 011/2` W,  75.0
ft. thence S29 degree 151/2`W, 194.5 ft. to the Point of Beginning; containing 0.39 acres, more or less.


     (h)  Appanoose County, filed 5-15-95, Book 131, Page 440

The South 425 feet of the East one-half of the Southwest Quarter of the Northeast Quarter of Section 25, Township 69, Range 18 West except beginning at the Southwest corner of the East one-half of the Southwest Quarter of the Northeast Quarter of said Section 25, thence North 225 feet, thence East 444 feet, thence South 195 feet, thence East 140 feet, thence South 30 feet to the South line of the Northeast Quarter, thence West 584 feet to the place of beginning, said exception containing 2.3 acres more or less, also except the coal underlying all the above described real estate.


     (i)  Buchanan County, filed 7-10-95, File No. 1995RO1725

Lots 1, 2, 3, 4 and 5, Block 23, Winthrop, Buchanan County, Iowa.


     (j)  Guthrie County, filed 7-19-95, Book 424, Page 1001

Lot 4, Block 24 of the Original Town of Guthrie Center, Iowa


     (k)  Linn County, filed 8-1-95, Book 3212, Page 382

Lot 5 and N-ly 15 feet and 4 inches of Lot 6 and all of Lots 7, 8, 9, 10 and 11, May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, State of Iowa and SE-ly 32-1/6 feet of Lot 6, Block One (1) May, Palmer and Thompson's replat of Block One (1) in West Cedar Rapids, Linn County, Iowa


     (l)  Story County, filed 1-8-96, Book 96, Page 229

That part of the Southeast Quarter (SE 1/4) of Section 14, Township 85 North, Range 23 West of the 5th P.M., Story County, Iowa, lying South of the former Chicago and Northwestern R.R. Co. right of way, more particularly described as follows: Commencing at the Southeast Corner of said Section 14; thence North 1 degree 25'51" East along the East line of said Southeast Quarter (SE 1/4) of Section 14, a distance of
623.33 feet to the point of beginning; thence North 90 degree 00'00" West parallel to the South line of said Southeast Quarter (SE 1/4), a distance of 328.16 feet; thence North 1 degree 25'51" East parallel to the East line of said Southeast Quarter (SE 1/4), a distance of
313.53 feet to the South right of way line of the former Chicago and Northwestern R.R.; thence South 88 degree 52'11" East along the South right of way line, a distance of 328.07 feet to the East line of said Southeast Quarter (SE 1/4); thence South 1 degree 25'51" West along the East line, a distance of 307.06 feet to the point of beginning, subject to easements and restrictions of record.


     (m)  Linn County, filed 1-17-96, Book 3281, Page 119

Beginning at the Northeast corner of Lot 1, Block 61, Original Town, now City of Marion, Iowa; thence South twenty-five (25) feet along the East lot line of Lot 1 to the point of beginning; thence West thirty-eight
(38) feet to a point twenty-five (25) feet South of the North line of Lot 1; thence Southwesterly nineteen (19) feet to a point forty (40) feet South of the North line of Lot 1; thence West forty-eight (48) feet to a point; thence South ninety-five (95) feet to a point one hundred and thirty-five (135) feet south of the North line of Lot 1; thence East ninety-eight (98) feet to the East lot line; thence North one hundred and ten (110) feet along the East lot line to the point of beginning, all in the City of Marion, Linn County, Iowa.


     (n)  Linn County, filed 1-17-96, Book 3281, Page 120

Lots 1 thru 8, Block 61, Original Town, now City of Marion, Iowa, excepting therefrom the following described parcel:

From a point of beginning at the Northeast corner of Lot 1, Block 61, Original Town, now City of Marion, Iowa; thence South one hundred thirty-five (135) feet along the East lot line; thence West ninety-eight (98) feet to a point; thence north one hundred and thirty-five (135) feet to the North lot line; thence East ninety-eight (98) feet to the point of beginning, all in the City of Marion, Linn County, Iowa.


     (o)  Keokuk County, filed 1-26-96, Book 243, Page 197

That part of Subdivision 2 of Out Lot 1 of A. E. Lowe's Addition in Sigourney, Iowa, lying North of a line, which line is parallel with the South line of said Subdivision 2 of Out Lot 1, and is 177 feet North thereof, as measured along the East line of said Subdivision 2 of Out Lot 1, being situated in the City of Sigourney, County of Keokuk, and State of Iowa.


     (p)  Story County, filed 2-1-96, Book 96, Page 960

Parcel "A" in the Northwest Quarter of Section 19, Township 85 North, Range 21 West of the 5th P.M., Story County, Iowa, as shown by the Plat of Survey filed in the Office of the Recorder of Story County, Iowa, in Certificate and Field Notes in Book 13, Page 164 on December 19, 1995.

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